Company Contact:	Investor Relations
Thomas P Rosato	John McNamara
CEO	Cameron Associates
Fortress International Group	(212) 245-8800 Ext. 205
Phone: 410.312.9988 x 222	john@cameronassoc.com

FOR IMMEDIATE RELEASE:

Fortress International Group Announces 2007 Second Quarter Financial Results

Backlog reaches $55.3 million

COLUMBIA, MD - August 14, 2007 - Fortress International Group (NASDAQ: FIGI), holding company for Total Site Solutions (TSS), a company providing comprehensive services for the planning, design and development of mission critical facilities and information infrastructure, today announced financial results for the 2007 second quarter.

For the second quarter ended June 30, 2007, the Company reported on a pro forma basis revenue of $10.9 million and a loss before income taxes of $2.4 million compared to pro forma revenue of $18.4 million and income before taxes of $ 0.7 million for the second quarter of 2006. The loss for the quarter ended June 30, 2007 includes $1.0 million of non cash costs including depreciation, amortization and restricted stock compensation.

For the six months ended June 30, 2007, the Company reported pro forma combined revenues of $ 21.0 million and a loss before income taxes of $4.2 million compared to revenue of $34.7 million and income before taxes of $1.7 million for the six months ended June 30, 2006. The loss for the six months ended June 30, 2007 includes $1.8 million of non cash costs including depreciation, amortization and restricted stock compensation..

Commenting on the quarter and six month period, CEO Tom Rosato said, “We continue to make strides in growing our company. The increased costs incurred to become a public company and more importantly to pursue and capture new business has greatly increased our selling, general and administrative expenses over historic levels and combining that with lower than expected revenues, we experienced a loss for the quarter and six months ended June 30, 2007. Our public company infrastructure is now in place and operating and should not require any significant increase in costs. Our sales, marketing and proposal activity produced a large increase in backlog and our new proposals pipeline remains strong. We closed $44.9 million in new business during the quarter and our backlog increased to a record high level of $55.3 million. We see a continued strong demand for our services. If the backlog converts to revenues, and new sales activity continues to improve, we believe that we can achieve positive cash flow in the near future”.

In order to assist investors in better understanding the changes in our business between the three and six months ended June 30, 2007 and June 30, 2006, we discussed above pro forma results of operations for the Company and TSS/Vortech for the three and six months ended June 30, 2007 and June 30, 2006 as if the acquisition of TSS/Vortech occurred on January 1, 2007 and January 1, 2006, respectively. We derived the pro forma results of operations from (i) the unaudited consolidated financial statements of TSS/Vortech for the period from December 31, 2006 to January 19, 2007 (the date of the acquisition) and the six months ended June 30, 2006, and (ii) our unaudited consolidated financial statements for the six months ended June 30, 2007 and June 30, 2006.

The Company will conduct a conference call and webcast to discuss its financial results on Wednesday August 15 at 8:30 a.m. EST. The call may be accessed live by dialing (877) 704-5391 five minutes before the start of the call. An accompanying slide presentation will be available via the Internet at:

www.thefigi.com

The webcast and conference call will be archived after its completion and will remain available through August 22, 2007 by dialing (888) 203-1112 and entering replay passcode 9643657.

ABOUT TOTAL SITE SOLUTIONS

Total Site Solutions (TSS) plans, designs, builds and maintains specialized facilities such as data centers, trading floors, call centers, network operation centers, communication facilities, laboratories and secure facilities. For more than a quarter-century, the TSS team has pioneered building robust and scalable infrastructure into mission-critical facilities. The firm offers unsurpassed expertise in the infrastructure systems (electrical, mechanical, telecommunications, security, fire protection and building automation) that are the critical facility's lifeblood. TSS’s comprehensive portfolio of services and multi-disciplinary expertise provide customers a highly respected single source for critical services that bridge the gap between IT and facilities.

Headquartered in the Baltimore-Washington corridor, TSS provides complete turnkey facility services from the initial planning stages, to construction, to ongoing maintenance of the completed project. Its clients include the world's most demanding mission-critical organizations, including Fortune 500 firms and US government agencies. For more information, visit www.totalsiteteam.com or call 888-321-4TSS (4877).

FORWARD-LOOKING STATEMENTS

This document may contain “forward-looking statements”—that is, statements related to future—not past—events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as “guidance,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For Fortress, particular uncertainties that could adversely or positively affect the Company’s future results include: the Company’s reliance on a significant portion of its revenues from a limited number of customers; the uncertainty as to whether the Company can replace its declining backlog; risks involved in properly managing complex projects; risks relating to revenues under customer contracts, many of which can be canceled on short notice; risks related to the implementation of the Company’s strategic plan, including the ability to make acquisitions and the performance and future integration of acquired businesses; and other risks and uncertainties disclosed in the Company’s filings with the Securities and Exchange Commission. These uncertainties may cause the Company’s actual future results to be materially different than those expressed in the Company’s forward-looking statements. The Company does not undertake to update its forward-looking statements.

Fortress International Group, Inc.
Consolidated Balance Sheets

(Successor)		(Predecessor)
June 30,	December 31,	January 19,	December 31,
2007	2006	2007	2006
(unaudited)	(audited)	(unaudited)	(audited)

Assets

Current Assets
Cash and cash equivalents	$21,106,976	$7,347	$1,322,317	$2,361,838
Contract and other receivables, net	8,977,676	—	6,261,988	9,960,851
Prepaid expenses and other current assets	746,264	3,750	233,894	125,276
Costs and estimated earnings in excess of billings	1,400,868
on uncompleted contracts		—	1,559,045	480,540
Income tax recoverable	840,000	—	—	—
Due from affiliated entities	—	—	—	201,670

Total Current Assets	33,071,784	11,097	9,377,244	13,130,175

Investments held in trust	—	44,673,994	—	—

Property and equipment, net	924,363	—	904,689	810,747

Goodwill	14,912,946	—	—	—

Intangible assets, net	19,185,065	—	—	—

Deferred acquisition costs	—	869,853	—	—

Other assets	371,823	—	64,158	21,190

Deferred tax assets	—	490,675	—	—

Total Assets	$68,465,981	$46,045,619	$$10,346,091	$13,962,112

Fortress International Group, Inc.
Consolidated Balance Sheets-Continued

	(Successor)		(Predecessor)
	June 30,	December 31,	January 19,	December 31,
	2007	2006	2007	2006
	(unaudited)	(audited)	(unaudited)	(audited)

Liabilities and Stockholders’ Equity

Current Liabilities
Notes payable–current portion	$64,359	$—	$72,808	$76,934
Accounts payable and accrued expenses	7,909,827	913,222	6,641,718	8,503,024
Advances from stockholder		20,000	—	—
Income taxes payable	—	586,283	—	—
Billings in excess of costs and estitmated earnings
on uncompleted contracts	1,072,911	—	1,662,718	1,243,042
Deferred compensation payable	—	—	—	643,571

Total Current Liabilities	9,047,097	1,519,505	8,377,244	10,466,571

Notes payable	10,055,523	—	79,524	81,679

Total Liabilities	19,102,620	1,519,505	8,456,768	10,548,250

Common stock, subject to possible redemption 1,559,220 shares	—	8,388,604	—	—

Interest income on common stock subject to possible redemption	—	541,735	—	—

Total common stock subject to redemption	—	8,930,339	—	—

Commitments and Contingencies	—	—	—	—

Stockholders’ Equity
Preferred stock- $.0001 par value; 1,000,000 shares authorized;
no shares issued or outstanding	—	—	—	—
Common stock-- $.0001 par value, 100,000,000 shares authorized;	1,185
11,856,545 and 9,550,000 issued; 11,856,545 and 9,550,000
outstanding, respectively (which includes 0 and 1,559,220
shares subject to possible redemption, respectively		955	—	—
Additional paid-in capital	52,864,132	34,819,062	—	—
Treasury stock, at cost 133,775 and 0 shares (successor);	(686,743)	—	—	—
Retained earnings	(2,815,213)	775,758	—	—
Members' equity	—	—	1,889,323	3,732,115
Note receivable from affiliate	—	—	—	(318,253)

Total Stockholders’ Equity	49,363,361	35,595,775	1,889,323	3,413,862

Total Liabilities and Stockholders’ Equity	$68,465,981	$46,045,619	$10,346,091	$13,962,112

FORTRESS INTERNATIONAL GROUP, INC.
Pro Forma Consolidated Statements of Operations

	(Successor)	(Successor)	(Predecessor)	(Proforma)
	For the Three Months Ended	For the Three Months Ended	For the Three Months Ended	For the Three Months Ended
	June 30,	June 30,	June 30,	June 30,
	2007	2006	2006	2006

Revenue	$10,862,307	$—	$18,445,839	$18,445,839
Cost of Revenue	9,424,029	114,075	15,507,437	15,621,512

Gross Profit	1,438,278	(114,075)	2,938,402	2,824,327

Operating costs and expenses
Selling, general and administrative	3,424,040	121,753	1,598,894	1,720,647
Depreciation and amortization	97,245	—	82,275	82,275
Amortization of intangible assets	567,108	567,108	—	567,108

Total operating costs and expenses	4,088,393	688,861	1,681,169	2,370,030

Operating income	(2,650,115)	(802,936)	1,257,233	454,297

Other Income (Expense)
Interest income	423,898	410,904	—	410,904
Interest (expense)	(150,431)	(150,431)	(4,733)	(155,164)

Income (Loss) Before Income Taxes	(2,376,648)	(542,463)	1,252,500	710,037

As a Percentage of Revenue

Revenue	100.0%	—	100.0%	100.0%
Cost of Revenue	86.8%	—	84.1%	84.7%

Gross Profit	13.2%	—	15.9%	15.3%

Operating costs and expenses
Selling, general and administrative	31.5%	—	8.7%	9.3%
Depreciation and amortization	0.9%	—	0.4%	0.4%
Amortization of intangible assets	5.2%	—	0.0%	3.1%

Total operating costs and expenses	37.6%	0.0%	9.1%	12.8%

Operating income	-24.4%	0.0%	6.8%	2.5%

Other Income (Expense)
Interest income	3.9%	100.0%	0.0%	2.2%
Interest (expense)	-1.4%	-36.6%	0.0%	-0.8%

FORTRESS INTERNATIONAL GROUP, INC.
Pro Forma Consolidated Statements of Operations

	(Successor)	(Predecessor)		(Successor)	(Predecessor)
		For the period	Proforma combined			Proforma combined
	For the Six Months	from January 1,	For the Six Months	For the Six Months	For the Six Months	For the Six Months
	Ended	2007 through	Ended	Ended	Ended	Ended
	June 30,	January 19,	June 30,	June 30,	June 30,	June 30,
	2007	2007	2007	2006	2006	2006

Revenue	$19,539,244	1,412,137	20,951,381	$—	$34,726,161	$34,726,161
Cost of Revenue	16,629,595	1,108,276	17,737,871	202,673	28,719,264	28,921,937

Gross Profit	2,909,649	303,861	3,213,510	(202,673)	6,006,897	5,804,224

Operating costs and expenses
Selling, general and administrative	6,061,980	555,103	6,617,083	297,955	3,207,944	3,505,899
Depreciation and amortization	152,676	33,660	186,336	—	126,000	126,000
Amortization of intangible assets	1,007,562	—	1,007,562	1,007,562	—	1,007,562

Total operating costs and expenses	7,222,218	588,763	7,810,981	1,305,517	3,333,944	4,639,461

Operating income	(4,312,569)	(284,902)	(4,597,471)	(1,508,190)	2,672,953	1,164,763

Other Income (Expense)
Interest income	640,069	4,117	644,186	772,465	—	772,465
Interest (expense)	(267,797)	(368)	(268,165)	(266,302)	(9,698)	(276,000)

Income (Loss) Before Income Taxes	(3,940,297)	(281,153)	(4,221,450)	(1,002,027)	2,663,255	1,661,228

As a Percentage of Revenue

Revenue	100.0%	100.0%	100.0%	—	100.0%	100.0%
Cost of Revenue	85.1%	78.5%	84.7%	—	82.7%	83.3%

Gross Profit	14.9%	21.5%	15.3%		17.3%	16.7%

Operating costs and expenses
Selling, general and administrative	31.0%	39.3%	31.6%		9.2%	10.1%
Depreciation and amortization	0.8%	2.4%	0.9%		0.4%	0.4%
Amortization of intangible assets	5.2%	0.0%	4.8%		0.0%	2.9%

Total operating costs and expenses	37.0%	41.7%	37.3%		9.6%	13.4%

Operating income	-22.1%	-20.2%	-21.9%	0.0%	7.7%	3.4%

Other Income (Expense)
Interest income	3.3%	0.3%	3.1%	100.0%	0.0%	2.2%
Interest (expense)	-1.4%	0.0%	-1.3%	-34.5%	0.0%	-0.8%